Exhibit 99

For more information, contact:
Robert D. Sznewajs President & CEO
(503) 598-3243

Anders Giltvedt
Executive Vice President& CFO
(503) 598-3250

West Coast Bancorp Reports 14% Increase in Third Quarter 2005 Core Earnings Per Diluted Share

THIRD QUARTER 2005 HIGHLIGHTS

•	CORE EARNINGS PER DILUTED SHARE AND RETURN ON AVERAGE EQUITY* REACHES $.42 AND 16.7%, RESPECTIVELY
•	INCLUDING A $.02 NON-CORE ITEM, EARNINGS PER DILUTED SHARE AND RETURN ON AVERAGE EQUITY WERE $.44 AND 17.4%, RESPECTIVELY
•	AVERAGE COMMERCIAL AND CONSTRUCTION LOAN GROWTH INCREASES 34% SINCE SAME QUARTER 2004
•	AVERAGE NON-INTEREST DEMAND DEPOSITS INCREASE 19% OVER THIRD QUARTER 2004

Lake Oswego, OR – October 18, 2005 – West Coast Bancorp (NASDAQ: WCBO) today announced quarterly core earnings of $6.44 million or $0.42 per diluted share for the third quarter of 2005, compared to third quarter 2004 earnings of $5.71 million or $.37 per diluted share, representing a 14% increase in core earnings per diluted share.* Including a State corporate income tax credit, earnings were $6.71 million or $0.44 per diluted share for the third quarter of 2005, compared to earnings of $5.71 million or $0.37 per diluted share in the third quarter of 2004.

Three months ended September 30th	GAAP		Core*
($'s in 000's except per share data)	2005	2004	2005	2004
Diluted Earnings Per Share*	$.44	$.37	$.42	$.37
Return On Average Equity*	17.4%	16.0%	16.7%	16.0%
Book Value per Share	$10.50	$9.75
Total Period End Loans	$1,516,740	$1,319,696
Total Period End Deposits	$1,644,122	$1,469,927

*Core earnings, core earnings per diluted share, and core return on average equity are non-GAAP (Generally Accepted Accounting Principles) financial measures derived by adjusting the Company’s GAAP earnings (I) for the third quarter 2005 to exclude the beneficial impact of the State corporate income tax credit in the third quarter 2005 of approximately $.3 million or $.02 per diluted share and (II) for the first nine months of 2005, to exclude the positive effects of the tax credit, as well as the negative impact of a first quarter impairment charge of approximately $.8 million or $.05 per diluted share. Management uses this non-GAAP information internally and has disclosed it to investors based on its belief that the information provides additional, valuable information relating to its core earnings as compared to prior periods.

“Excellent revenue growth in both net interest income and targeted fee income areas from third quarter a year ago significantly contributed to our solid third quarter 2005 performance,” said Robert D. Sznewajs, President & CEO. “With core return on average equity of nearly 17% in the quarter and a 14% increase in core earnings per diluted share from the same quarter a year ago, the Company continues to generate strong return for its shareholders.”

WEST COAST BANCORP REPORTS THIRD QUARTER 2005 EARNINGS
October 19, 2005

West Coast Bancorp also announced core earnings of $17.9 million or $1.17per diluted share for the nine months ended September 30, 2005, compared to earnings of $16.2 million or $1.04 per diluted share for the same period in 2004. * Earnings for the first nine months of 2005 were $17.4 million or $1.13 per diluted share, up from earnings of $16.2 million or $1.04 share per diluted share for the same period of 2004.

The following table reconciles GAAP earnings income to core earnings, including per-share figures:

(Dollars in thousands, except per share data)	Three months ended Sept. 30,		Nine months ended Sept. 30,
	2005	2004	2005	2004
Net income	$6,713	$5,712	$17,379	$16,165
Add back: Impairment charge on securities,
net of tax	--	--	803	--
Subtract: Impact of State corporate income tax credit	(274)	--	(274)	--

Core earnings	$6,439	$5,712	$17,908	$16,165

Diluted Earnings per Share
Net income	$0.44	$0.37	$1.13	$1.04
Core earnings	$0.42	$0.37	$1.17	$1.04

Financial Results:

For the quarter ended September 30, 2005, net interest income was $22.3 million, up $3.4 million or 18% from the same quarter in 2004. The year over year growth in third quarter average loan and deposit balances was 14% and 11%, respectively. Average non-interest bearing deposits increased $71 million or 19% from the same period a year ago and now represents 28% of total average deposits. This increase in demand deposits along with the shift towards loans, particularly variable rate loans, in the earning asset mix during this rising interest rate environment lifted the net interest margin by 35 basis points to 5.05% from 4.70% in the third quarter of 2004.

The provision for loan losses was $.4 million in the third quarter 2005, an increase of $.2 million over the same quarter last year.

Third quarter 2005 total non-interest income of $6.1 million increased 8% or $.4 million from the third quarter 2004. The Company generated strong growth of $.3 million or 30% from payment system revenues (primarily from debit card, interchange income and merchant revenues) compared to third quarter 2004. Trust and investment revenues along with deposit service charge revenues also showed solid growth at nearly 20% each or $.6 million in total. Partly offsetting these improvements, losses on the investment portfolio were $.3 million in the most recent quarter while gains on sales of loans were down 23% or $.2 million compared to third quarter 2004.

Total non-interest expense increased $2.3 million or 14% in the third quarter of 2005 from the same quarter in 2004. Personnel expense grew $1.3 million and consistent with past quarters, with the majority of the increase resulting from new lending and branch team members in late 2004 and increased variable compensation. The remaining expense growth compared to the same quarter a year ago mainly came from higher marketing costs associated with the free checking product in the Oregon market in 2005 and higher transaction processing expenses.

WEST COAST BANCORP REPORTS THIRD QUARTER 2005 EARNINGS
October 19, 2005

Annualized net charge-offs were 0.15% of average loans in the third quarter 2005, compared to net recoveries of 0.02% in the same quarter a year ago. Non-performing assets at September 30, 2005, were $1.7 million or 0.09% of total assets, down from $4.9 million or 0.28% a year ago.

During the third quarter of 2005, consistent with its capital plan, the Company repurchased approximately 128,000 shares at an average cost of $25.76 per share. At September 30, 2005, approximately 455,000 shares remained available for future repurchases under the Company’s share repurchase program.

Other:

The Company will hold a webcast conference call Wednesday, October 19, 2005, at 8:30 a.m. Pacific Time, during which the Company will discuss third quarter 2005 results, review its strategic progress, and provide management’s current expectations for the remainder of 2005.

To access the conference call via a live webcast, go to www.wcb.com and click on Investor Relations/Conference Call/West Coast Bancorp Webcast. The conference call may also be accessed by dialing 877-604-2074 a few minutes prior to 8:30 a.m. PDT. The call will be available for replay by accessing the Company’s website at www.wcb.com and clicking on Investor Relations/Conference Call/Archived Conference Call (Replay).

West Coast Bancorp is a Northwest bank holding company with $1.9 billion in assets, operating 52 offices in Oregon and Washington. West Coast Bancorp, the parent company of West Coast Bank and West Coast Trust, is headquartered in Oregon. West Coast Bank serves clients who seek the resources, sophisticated products and expertise of larger financial institutions, along with the local decision making, market knowledge, and customer service orientation of a community bank. The Company offers a broad range of banking, investment, fiduciary and trust services. For more information, please visit the Company web site at www.wcb.com.

Forward Looking Statements:

Statements in this release regarding future events, performance or results are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”) and are made pursuant to the safe harbors of the PSLRA. Actual results could be quite different from those expressed or implied by the forward-looking statements. Factors that could cause results to differ from forward-looking statements include, among others: general economic and banking business conditions; evolving banking industry standards; competitive factors, including pricing pressures on Bancorp’s yields on loans and rates paid on deposits; changing customer investment, deposit and borrowing behaviors; changing interest rate environments, including the shape and the level of the yield curve, all of which could decrease net interest income and fee income, including reducing gains on sales of loans; vendor service quality; changes in laws and other legal developments; changes in government funding of Small Business Administration (“SBA”) loans; and changes in technology or required investments in technology.

Furthermore, the forward-looking statements are subject to risks related to the Company’s ability to: attract and retain lending officers and other key personnel; close loans in the pipeline; generate loan and deposit balances at projected spreads; maintain asset quality; control the level of net charge-offs; sustain fee income generation; retain customers of greatest value; create revenue growth from investments in new team members and branches, control expenses; monitor and manage the Company’s internal control environments, including disclosure and financial reporting controls, and other matters.

Readers are cautioned not to place undue reliance on the forward-looking statements which reflect management’s analysis only as of the date of the statements. Readers should carefully review the disclosures

WEST COAST BANCORP REPORTS THIRD QUARTER 2005 EARNINGS
October 19, 2005

we file from time to time with the Securities and Exchange Commission. Bancorp undertakes no obligation to publicly review or update forward-looking statements to reflect events or circumstances that arise after the date of this report.

WEST COAST BANCORP REPORTS THIRD QUARTER 2005 EARNINGS
October 19, 2005

	West Coast Bancorp Consolidated Income Statements
(Unaudited) (Dollars and shares in thousands)	Three months ended			Nine months ended
	September 30,		June 30,	September 30,
	2005	2004	2005	2005	2004
Net interest income
Interest and fees on loans	$26,264	$20,086	$24,666	$73,401	$58,193
Interest on investment securities	2,596	3,198	2,603	7,891	9,963
Other interest income	298	89	52	389	121

Total interest income	29,158	23,373	27,321	81,681	68,277
Interest expense on deposit accounts	5,574	2,734	4,596	13,931	8,122
Interest on borrowings including subordinated debentures	1,312	1,776	1,697	4,576	4,764

Total interest expense	6,886	4,510	6,293	18,507	12,886

Net interest income	22,272	18,863	21,028	63,174	55,391
Provision for loan loss	400	225	825	1,225	2,125
Non-interest income
Service charges on deposit accounts	2,316	1,934	2,020	6,227	5,613
Payment systems related revenue	1,282	983	1,189	3,548	2,848
Trust and investment services revenues	1,359	1,154	1,244	3,727	3,360
Gains on sales of loans	741	962	901	2,417	2,993
Other	764	645	1,158	2,642	2,072
Loss on impairment of securities	--	--	--	(1,316)	--
Gains (losses) on sales of securities	(343)	--	(373)	(716)	75

Total non-interest income	6,119	5,678	6,139	16,529	16,961
Non-interest expense
Salaries and employee benefits	10,703	9,444	9,982	30,359	26,945
Equipment	1,226	1,226	1,168	3,520	3,603
Occupancy	1,530	1,467	1,531	4,600	4,354
Payment systems related expense	428	369	371	1,224	1,051
Professional fees	523	513	561	2,183	1,431
Postage, printing and office supplies	713	646	707	2,048	1,950
Marketing	998	633	1,029	2,628	1,763
Communications	300	301	328	900	868
Litigation settlement charge	--	--	--	800	--
Other non-interest expense	2,013	1,543	1,488	4,810	4,666

Total non-interest expense	18,434	16,142	17,165	53,072	46,631

Income before income taxes	9,557	8,174	9,177	25,406	23,596
Provision for income taxes	2,844	2,462	3,031	8,027	7,431

Net income	$6,713	$5,712	$6,146	$17,379	$16,165

Basic earnings per share	$0.46	$0.39	$0.42	$1.18	$1.09
Diluted earnings per share	$0.44	$0.37	$0.40	$1.13	$1.04
Weighted average common shares	14,660	14,798	14,642	14,675	14,877
Weighted average diluted shares	15,370	15,382	15,246	15,355	15,531
Tax equivalent net interest income	$22,634	$19,276	$21,395	$64,267	$56,640

WEST COAST BANCORP REPORTS THIRD QUARTER 2005 EARNINGS
October 19, 2005

	West Coast Bancorp Consolidated Balance Sheets
(Dollars and shares in thousands, unaudited)	Sept. 30, 2005	Sept. 30, 2004	June 30, 2005
Assets:
Cash and cash equivalents	$78,539	$67,184	$78,299
Investments	274,344	302,602	231,499
Total loans	1,516,740	1,319,696	1,478,331
Allowance for loan losses	(19,728)	(19,421)	(19,897)

Loans, net	1,497,012	1,300,275	1,458,434
Other assets	83,550	74,174	79,095

Total assets	$1,933,445	$1,744,235	$1,847,327

Liabilities and Stockholders' Equity:
Demand	$459,831	$395,833	$428,825
Savings and interest bearing demand	821,042	736,699	761,587
Certificates of deposits	363,249	337,395	373,455

Total deposits	1,644,122	1,469,927	1,563,867
Borrowings and subordinated debentures	114,300	114,000	119,326
Other liabilities	20,066	15,460	12,667

Total liabilities	1,778,488	1,599,387	1,695,860
Stockholders' equity	154,957	144,848	151,467

Total liabilities and stockholders' equity	$1,933,445	$1,744,235	$1,847,327

Common shares outstanding period end	14,761	14,857	14,737
Book value per common share	$10.50	$9.75	$10.28
Tangible book value per common share	$10.48	$9.71	$10.25

	West Coast Bancorp Period End Loan Portfolio By Category
(Dollars in thousands, unaudited)	Sept. 30, 2005	Sept. 30, 2004	Change Amount	%	June 30, 2005
Commercial loans	$374,054	$288,667	$85,387	30%	$360,872
Real estate construction loans	187,779	111,299	76,480	69%	148,487
Real estate mortgage loans	218,511	206,739	11,772	6%	221,735
Real estate commercial loans	707,032	677,275	29,757	4%	714,291
Installment and other consumer loans	29,364	35,716	(6,352)	-18%	32,946

Total loans	$1,516,740	$1,319,696	$197,044	15%	$1,478,331

(Reconciliation to GAAP financial measures)*
Total loans excluding real estate commercial loans	$809,708	$642,421	$167,287	26%	$764,040
Real estate commercial loans	707,032	677,275	29,757	4%	714,291

Total loans	$1,516,740	$1,319,696	$197,044	15%	$1,478,331

*Management uses this non-GAAP information internally, and has disclosed it to investors, based on its belief that the information provides additional, valuable information relating to its operating results in light of its business strategies.

WEST COAST BANCORP REPORTS THIRD QUARTER 2005 EARNINGS
October 19, 2005

	West Coast Bancorp Financial Information
(Dollars in thousands except for per share data, unaudited) (all rates have been annualized where appropriate)	Third Quarter 2005	Third Quarter 2004	Second Quarter 2005	Year to date 2005	Year to date 2004
PERFORMANCE RATIOS
--Return on average assets	1.41%	1.31%	1.34%	1.26%	1.27%
--Return on average common equity	17.40%	16.04%	16.61%	15.50%	15.30%
--Non-interest income to average assets	1.29%	1.31%	1.33%	1.20%	1.33%
--Non-interest expense to average assets	3.88%	3.71%	3.73%	3.85%	3.67%
--Efficiency ratio, tax equivalent	63.4%	64.7%	61.5%	64.1%	63.4%
NET INTEREST MARGIN
--Yield on interest-earning assets	6.59%	5.80%	6.38%	6.37%	5.80%
--Rate on interest-bearing liabilities	2.14%	1.49%	1.98%	1.95%	1.43%
--Net interest spread	4.45%	4.31%	4.40%	4.42%	4.37%
--Net interest margin	5.05%	4.70%	4.93%	4.94%	4.72%
AVERAGE ASSETS
--Investment securities	$247,101	$297,544	$257,743	$256,240	$308,395
--Commercial loans	$361,771	$278,362	$368,485	$360,810	$263,353
--Real estate construction loans	169,914	117,341	139,947	142,875	119,153
--Real estate mortgage loans	220,372	202,999	217,670	217,360	192,207
--Real estate commercial loans	709,822	669,679	714,201	708,935	664,562
--Installment and other consumer loans	29,854	35,976	33,162	32,771	37,335

--Total loans	$1,491,733	$1,304,357	$1,473,465	$1,462,751	$1,276,610
--Total interest earning assets	$1,777,423	$1,631,183	$1,741,618	$1,738,352	$1,602,264
--Other assets	108,797	98,420	103,255	103,818	95,178

--Total assets	$1,886,220	$1,729,603	$1,844,873	$1,842,170	$1,697,442
AVERAGE LIABILITIES & EQUITY
--Demand deposits	$442,922	$372,280	$405,760	$409,150	$336,434
--Interest bearing demand,
savings, and money market	790,375	736,897	766,658	770,988	734,624
--Certificates of deposits	373,197	341,330	366,109	362,479	334,458

--Total deposits	$1,606,494	$1,450,507	$1,538,527	$1,542,617	$1,405,516
--Borrowings and subordinated debentures	$112,777	$124,728	$145,039	$135,182	$133,973
--Total interest bearing liabilities	$1,276,349	$1,202,955	$1,277,806	$1,268,649	$1,203,055
--Other liabilities	456,816	385,014	418,635	423,660	353,241

--Total liabilities	$1,733,165	$1,587,969	$1,696,441	$1,692,309	$1,556,296
--Average common equity	153,055	141,634	148,432	149,861	141,146

--Total average liabilities and common equity	$1,886,220	$1,729,603	$1,844,873	$1,842,170	$1,697,442
AVERAGE ASSET/LIABILITY RATIOS
--Average stockholders' equity to average assets	8.11%	8.19%	8.05%	8.14%	8.32%
--Average int. earning assets to int. bearing liabilities	139.3%	135.6%	136.3%	137.0%	133.2%
--Average loans to average assets	79.1%	75.4%	79.9%	79.4%	75.2%
--Interest bearing deposits to assets	61.7%	62.3%	61.4%	61.5%	63.0%

WEST COAST BANCORP REPORTS THIRD QUARTER 2005 EARNINGS
October 19, 2005

	West Coast Bancorp Allowance For Loan Losses and Net Charge-offs
(Dollars in thousands, unaudited)	Quarter ended Sept. 30, 2005	Quarter ended Sept. 30, 2004	Quarter ended June 30, 2005
Allowance for loan losses, beginning of period	$19,897	$19,123	$18,997
Provision for loan loss	400	225	825
Charge-offs	823	276	195
Recoveries	254	349	270

Net (recoveries) charge-offs	569	(73)	(75)

Total allowance for loan losses	$19,728	$19,421	$19,897

Net loan charge-offs to average loans (annualized)	0.15%	-0.02%	-0.02%

(Dollars in thousands, unaudited)	Full year Sept. 30, 2005	Full year Sept. 30, 2004
Allowance for loan losses, beginning of period	$18,971	$18,131
Provision for loan loss	1,225	2,125
Charge-offs	1,212	1,590
Recoveries	744	755

Net Charge-offs	468	835

Total allowance for loan losses	$19,728	$19,421

Net loan charge-offs to average loans (annualized)	0.04%	0.09%

	West Coast Bancorp Non-performing Assets
(Dollars in thousands, unaudited)	Sept. 30, 2005	Sept. 30, 2004	June 30, 2005
Non-accruing loans	$1,568	$3,679	$1,556
90 day delinquencies	--	--	--

Total non-performing loans	1,568	3,679	1,556
Other real estate owned	98	1,182	198

Total non-performing assets	$1,666	$4,861	$1,754

Allowance for loan losses to total loans	1.30%	1.47%	1.35%
Non-performing loans to total loans	0.10%	0.28%	0.11%
Allowance for loan losses to non-performing loans	1258%	528%	1279%
Non-performing assets to total assets	0.09%	0.28%	0.09%
Allowance for loan losses to non-performing assets	1184%	400%	1134%